Sidekick

Sidekick is a home improvement concierge service, acting as a trusted advisor and single point of contact for all your home improvement needs.



Invest $99.45 minimum investment

- Introduction
- Market Context
- Solution
- Successes
- Market Expansion
- Competitive Landscape
- Team
- Business Model
- Future State
- Terms
- Financials
- Filings
- Discussion
- Risks

Invest

Introduction

Combining 10 years of contractor experience with a track record in building community-based businesses, the Sidekick team has a simple mission – to inspire people to do more for their home by simplifying the home improvement process and allowing contractors to focus on what they do best.

Market Context



The chore of home improvement is cumbersome, unenjoyable, time consuming and uninspiring. The home improvement industry is massive ($800 billion) but the current model is broken – characterized by a lack of trust, unreliability and an inefficient, outdated process. At Sidekick, we constantly ask ourselves:

- Why is it so hard to know how to start a project?
- Why can't I find trustworthy, local contractors?
- Why can't I get more than just a list of contractors to call?
- Why are all contractors' bids so different?
- Why do projects require so much of my time?
- Why can't I get someone to help me through this process?
- Why can't I find someone to manage all my home improvement projects?

Our Solution

At Sidekick, we decided it was time to take a different approach and dramatically change the home improvement process. Introducing *The Sidekick* – your locally based concierge for all your home improvement needs. Whether it's on a project basis or through our home property management program, the Sidekick is your single point of contact to manage everything from sourcing bids, to selecting contractors, to invoicing and issue resolution. Our Sidekicks are professional and experienced contractors with a heightened level of customer service. Not only does the Sidekick act as a trusted advisor on behalf of the homeowner throughout the process, they also provide much needed administrative support to a pre-qualified community of contractors, allowing them to work better, faster, and cheaper. Sidekick is also developing a customer facing mobile app (prototype built) and backend platform to support contractors in project management, scheduling and communication.

Sidekick has created a new, scalable, hyperlocal approach that delivers convenience, efficiency, and a long overdue affordable luxury to a broad population of homeowners.

Current State – Successes

In just over 8 months of operation, our homeowners are responding to this combination of personal touch, simplicity, and convenience…

Finanicals

- **Revenue: 8x growth**
  - $10K to $80K (Q3+4, 2016 vs. Q1-Q2, 2017), includes active pipeline
- **Total Project Value: 5x growth**
  - $65K to $410K (Q3+4, 2016 vs. Q1-Q2, 2017), includes active pipeline
- **Margin Improvement: 40% increase**
  - 15% to 21% (2016 vs 2017)

Customer Value

- **Job Leads: 4x growth**
  - 30 jobs per month to 120 jobs per month (2016 vs 2017)
- **Conversion: 90%**
  - 9 out of 10 job leads convert to jobs
- **Retention: 30%**
  - 3 out of 10 customers have returned for additional jobs in first 8 months
- **Referral: 40%**
  - 4 out of 10 customers learn about Sidekick via word of mouth

Geographic Expansion

- **5x growth**
  - 3 towns to 15 towns

Press Highlights

SOUTH SHORE LIVING

Market Expansion

Sidekick uses a "pod growth strategy" to drive geographic expansion. Simply put, this means a community-driven approach in which we target densely populated, affluent suburban areas ("the pod") where home improvement offerings are fragmented yet no dominant player exists.

Household services are still a very localized need, making it hard for even the most credible players nationally to succeed locally. This is why our Sidekicks are in market, with local knowledge and experience that allows them to execute more effectively on a ground up approach. A great example of this local advantage is the Sidekick's ability to build out a local "bench" of qualified and vetted contractors across a range of services. In addition, as a part of our Market Expansion Playbook we leverage local influencers, social media, targeted PR and community events to drive awareness and word of mouth when entering new markets.

Competitive Landscape



Concierge
sidekick
Specialists
E.g. Paintzen
Generalists
E.g. Home Advisor
Referrals
E.g. Angie's List

We view the competitive landscape for home improvement services in three primary segments: Generalist (e.g. – Home Advisor, Houzz), Specialist (e.g. – Paintzen) and Referral platforms (e.g.- Angie's List, Thumbtack). Companies in each of these segments are trying to carve out their space in the $800 billion home improvement industry. Despite this, important untapped "white space" exists that presents an opportunity to better service the homeowner with personal relationships and address all home improvement needs.

At Sidekick, we believe success in this space hinges on two key characteristics: 1) local relationships and 2) serving as a single point of contact for all home improvements. This is why our Sidekicks are in market, acting as a trusted advisor for homeowners to deliver a simple, convenient approach to home improvement.

If you map the current segments to understand where relationship/local touch measures with scope of services offered, a new segment emerges – concierge/services (see chart). Front and center in this segment is the role of the Sidekick – an in market, experienced contractor providing a concierge-level service to homeowners and contractors.

Team

Our founding team relies on a range of experiences and backgrounds to drive the business forward.



Alex Arata

After graduating Babson's MBA program in 2006, Alex took a role as a Strategy Consultant in Accenture's Marketing Sciences division – the precursor to today's Accenture Interactive – where he developed digital strategies for major brands including HP, Frito Lay and Chrysler. From there, Alex joined a former Accenture Managing Director as part of the founding team at MoFilm, a global creative crowdsourcing platform taking aim at reinventing the traditional advertising agency model. MoFilm sold in the summer of 2015, allowing Alex to use his experience building community-based businesses to start Sidekick in 2016. His focus at Sidekick is on strategy, marketing and business development.



Andrew Austin

After graduating Babson's MBA program in 2006, Andrew worked at The Home Depot's headquarters as a member of its Business Leadership Program, focusing on Store Operations. Most recently, Andrew spent the past ten years at Reebok International as its head of Business Planning, responsible for implementing long-term growth plans for all of Reebok's international markets traveling throughout Dubai, India, China, Russia, Japan, Korea, Europe and South America. Andrew left Reebok in 2016 and has since joined Sidekick focusing on strategy, go-to-market and operations.



Dave Dombroski

An accomplished musician, handyman and entrepreneur, Dave started and operated his own concierge handyman business for the past 10 years --providing the seed idea for current day Sidekick. Dave is a skilled tradesman with a vision for heightened customer service. In his current role at Sidekick, Dave is the "face of the company" and oversees all full-time field Sidekicks, training and workforce community development.

Scope of Service & Business Model

Pricing home improvement jobs of any size is often a subjective exercise that leaves the homeowner wondering if the price is fair and accurate. At Sidekick, we live by the axiom of "bill the job, not the address." Our Sidekicks use their industry experience and local market knowledge to manage the bidding process on behalf of the homeowner making sure every job is priced appropriately.

Sidekick currently generates all of its activity through Facebook, website, email, text, phone and word of mouth/retention. Depending on the size and number of projects, homeowners can engage with a Sidekick in three different ways:

- **Core**: project-based requests
- **Management**: property management membership (Pilot)
- **Advisory**: mid/large sized project consulting (Pilot)

The Core model is a project-based approach that is free to the homeowner. We make money on the cost side of the equation by establishing a fair and accurate pre-estimate with the homeowner, allowing us to leverage economies of scale with our curated community. Projects serviced under this approach include everything from leaky faucets to TV mountings to bathroom makeovers.

In direct response to frequent requests from current Sidekick homeowners, we are currently piloting a Home Property Management approach to drive retention and build lasting relationships with our homeowners. For an annual fee, participating members will get preferred scheduling, regular consultations and walk-throughs with Sidekicks, and other prime benefits. It's Sidekick's version of Amazon Prime.

The Advisory service gives homeowners a trusted advisor and advocate on larger renovations and remodels for a small management fee. Projects serviced under this approach include large kitchen renovations, additions and commercial renovations.

Future State

We see future growth opportunities for the business falling into two primary categories:

- **Market Expansion:** With every new market we enter, we constantly sharpen and refine our Market Expansion Playbook for growth. An accompanying scorecard identifies key performance metrics that help us make real time adjustments. This approach establishes a model that is more easily replicable in any given market and backed by proven results.
- **Franchising:** Given the hyperlocal, relationship-focus of the Sidekick model, developing a franchise approach and leveraging motivated entrepreneurs is a viable means to scale the business in the right markets. The aforementioned Playbook and scorecard would serve as the foundation of the franchise materials needed to standardize our new market strategy and operations in the growing franchise market.

Be a part of Sidekick

Sidekick has a simple mission – to inspire people to do more for their home by simplifying the home improvement process. Our ability to execute on this mission relies on a community-driven approach to growth, knowing that success in this space often hinges on word of mouth support and trust built directly with our homeowners. For this reason, we are excited to partner with crowdfunding platform, Netcapital, to make a portion of our equity available for investment to the friends, family and homeowners who mean most to our business.

Over the past eight months, Sidekick has successfully proven business model viability, expanded its offerings to homeowners, and ramped up growth in a second region, resulting in a 5x expansion of town reach. With money raised from this offering, we will:

- Hire new Sidekicks to further expand our geographic reach throughout Greater Boston
- Continue executing marketing playbook to drive awareness, engagement and retention
- Further develop tech roadmap, prioritizing short term functionalities that deliver improved customer experience and operational efficiency

This is an offering of Common, under registration exemption 4(a)(6), in Sidekick Technologies, Inc.. This offering must raise at least $10,000 by July 5, 2017 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Sidekick may issue additional securities to raise up to $399,160, the offering's *maximum*.

$0 raised

$10,000 target

$399,160 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

6,339,600 shares × $0.85 per share
= $5,388,660 implied valuation

Pitch Deck


IMPROVING HOME IMPROVEMENT
sidekick
The contents of this business plan have been submitted on a confidential basis. It may not be reproduced, stored or copied in any form. By accepting delivery of this plan, the recipient agrees to maintain its confidentiality and return it upon request. Do not email, copy, fax, reproduce or distribute without permission.


The **chore** of home improvement is time consuming, cumbersome, unenjoyable and **uninspiring**…
2


Introducing …
sidekick
Your **home improvement concierge service**, serving as a **single point of contact and trusted advisor** for homeowners to manage **all** their home improvement needs.
3


Sidekick's **in-market concierge** serves as a **convenient** single point of contact, manages the home improvement process and leverages its **curated community** of contractors to handle **any** home improvement need.
HOMEOWNER
SIDEKICK
COMMUNITY
Collect Project Info
Manage Bids
Schedule Job
Handle Payments
Ensure Job Satisfaction
Plumbers
Handyman
Painters
Designers
Contractors
Decks
4


The Sidekick **simplifies** the home improvement process and returns **time** to the homeowner with **localized** solutions and a **personal** touch – a welcomed **affordable luxury** for our customers.
Homeowner
Sidekick
Request
Schedule Job
In Process
Complete
Brief
Contractor Selection
Job Approval
Referral
Bid
Contractor Options
Invoice
Review
Sidekick interaction with contractors
5


Sidekick's business model makes it easy for homeowners to engage with their Sidekick early in the process and maintain a meaningful relationship with the flexibility of a tiered revenue model.
Sidekick receives its leads through modern day conveniences …
Social & Digital
Mobile
Word of Mouth
sidekick
Email
Website
… and services customers with a simple 3-tiered revenue model based on scope and needs.
CORE
Project-based services.
Budget-driven pricing.
Relationship begins here.
MEMBERSHIP (Pilot)
Home property management.
Annual subscription.
Affordable luxury.
ADVISORY (Pilot)
Medium/large renovations.
Flat fee pricing.
Trusted advisor for larger projects.


Organic demand from customers along with high repeat and referral rates are compounding each other and leading to strong growth.
Jobs Leads per Month: 4x
Repeat Customers: 30%
Conversion Rate: 90%
Referral Rate: 40%
Revenue Growth
8x
'16 Q3
'16 Q4
'17 Q1
'17 Q2
Project Size Growth
5x
2016: Q3+4
2017: Q1+2
7


Sidekick delivers as much benefit to its pre-qualified contractor community as it does to its homeowners. Sidekick increases contractor productivity and convenience, allowing them to focus more on their trade and less time on administration and marketing.
Many contractors are looking for more 'swing the hammer' and less 'administrative downtime'.
BENEFITS TO CONTRACTOR COMMUNITY
BENEFITS
• Lead generation
• Invoicing/ payment
• Scheduling
• Marketing
• Customer service
IMPROVE
Job leads
Revenue
Productivity
Ratings
REDUCE
• Administration
• Invoicing
• Scheduling
• Chasing payments
• Site visits
Workforce leads grown … 3x
"I have used many lead generation services and only sidekick has provided a personalized approach between myself, as the contractor, and the customer."


The Home Services industry is significant…
$400-800B
But the model is
BROKEN
Unreliable
Untrustworthy
Inconvenient
Fragmented
Hyperlocal


Market Opportunity
Other companies are trying but have taken a less relationship-based approach (e.g. Referrals), or fallen short of helping homeowners address all needs (e.g. Specialists), or tried to be everything to everyone at a national level to address what is a hyper-localized consumer demand (e.g. Generalists).
Sidekick sees significant opportunity in a concierge approach, acting as a trusted advisor to homeowners at a local level and serving as a single point of contact for all the homeowner's needs.
Concierge
sidekick
Specialists
E.g. Paintzen
Generalists
E.g. Home Advisor
Referrals
E.g. Angie's List
high
low
10


After successfully proving business model viability, Sidekick is constantly evolving its expansion playbook and testing its growth strategies in preparation for broader regional expansion.
Regional expansion
• Begin website re-design
• Draft Tech Roadmap WIP
Target 10x growth for 2nd geography
• Doubled job leads per mo
• 1st $50k+ job
• Launch 2nd geography
• 3rd sidekick
• Community event
• 1,000 Facebook likes
• Co-founders full-time
• +3 staff
• 3 month pilot
• Build up workforce community
PHASE I
Beta. Launch. Learn.
PHASE II
Replicate. Grow 10x. Learn.
PHASE III
Scale. Regional Exp.
Sept. 2016
April 2017
11


While Sidekick currently practices a lean startup approach, it is developing a Tech Roadmap that will continually evolve to include features that directly respond to customer needs.
TECH ROADMAP
1
COMMUNICATION
• Project initiation
• Customer communication
• Social media & awareness
• App prototype
2
FUNCTIONALITY
• Fully functioning website
• App v 1.0
• Backend project management
• CRM
• Invoicing, billing & payment processing
3
ENHANCE
• Web & App v 2.0
• Field project mgmt. platform
• Scheduling
• Project cost estimator
• Predictive analytics platform
• Upgrades and enhancements
12


The Sidekick team relies on a range of backgrounds and experiences to drive business forward. New capital will be used to hire new Sidekicks to expand.
co-founders
sidekicks
ALEX ARATA: Held strategic leadership and consulting roles within established and early stage companies. Founding member of a disruptive crowdsourcing company that expanded internationally and recently sold.
ANDREW AUSTIN: Leadership roles within small non-profits and large multi-nationals with focus on developing long-term international growth and go-to-market strategies and business process improvements.
DAVE DOMBROSKI: Owner/operator of concierge handyman company for 10+ years. Skilled tradesman with vision for heightened customer service. Oversees all Sidekicks, training and workforce community.
MIKE TRACY: Part-time fireman, part-time Sidekick. Over 10 years experience as independent handyman – now lead Sidekick in 1st region. Leverages project mgmt. background to grow and operationalize business.
ANDREW CORSON: 5 years as project manager at MIT overseeing multi-million dollar construction projects. Current role with Sidekick includes contractor community development and seasonal program management.
DAVID OKSMAN: Extensive experience managing large brand marketing teams, developing vision and executing plans. Served as head of marketing at Life is Good; currently a marketing executive at Reebok.
Advisor
NANCY DEOL: Digital marketing expert with 10+ yrs experience developing & executing marketing strategies for various consumer facing and SaaS tech companies.
RACHEL CONROY: A 16 year resident of Greater Boston with deep local connections and understanding of target market and experience managing numerous house renovation projects.
Influencer
marketing
team & advisor experience
accenture
Reebok
ARTHUR ANDERSEN
FCP
BABSON
MOFILM
Lilly
13


Sidekick is on a mission to change home improvement into what it should be …
Trusted
Simple
Personal
Convenient
Hyperlocal
Improving
Home
Improvement
14

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Financials

These financial statements have been reviewed by an independent Certified Public Accountant.

Consolidated Financial Statements

Sidekick's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.